UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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ACETO CORPORATION
(Name of registrant as specified in its charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ACETO CORPORATION

One Hollow Lane

Lake Success, New York 11042-1215

Tel. (516) 627-6000

March 27, 2007

Dear Fellow Shareholder:

On behalf of the Board of Directors and management of Aceto Corporation (the “Company”), I cordially invite you to attend our special meeting of shareholders to be held on Monday, April 30, 2007 at 10:00 a.m., Eastern Standard Time, at the Company’s offices, One Hollow Lane, Lake Success, New York.

The attached Notice of Special Meeting of Shareholders and Proxy Statement describe the formal business to be transacted at the special meeting. You will be asked to approve the 2007 Long-Term Performance Incentive Plan. The Board of Directors has approved this proposal and recommends that you vote FOR the proposal.

Whether or not you plan to attend the special meeting, please complete, sign and return the enclosed proxy card in the envelope provided as promptly as possible. This will not prevent you from voting in person at the special meeting, but will assure that your vote is counted if you are unable to attend. YOUR VOTE IS VERY IMPORTANT.

Sincerely,

Leonard S. Schwartz
Chairman of the Board, President and
Chief Executive Officer

ACETO CORPORATION

One Hollow Lane

Lake Success, New York 11042-1215

Tel. (516) 627-6000

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To the Shareholders of Aceto Corporation:

We hereby notify you that the special meeting of shareholders of Aceto Corporation, a New York corporation (the “Company”), will be held on Monday, April 30, 2007, at 10:00 a.m., Eastern Standard Time, at the Company’s offices indicated above for the following purpose:

•	to approve the Company’s 2007 Long-Term Performance Incentive Plan;

•	to transact any other business that may properly come before the meeting or any adjournment thereof.

The matters listed in this notice of meeting are described in the accompanying proxy statement. The Company’s board of directors has fixed the close of business on March 23, 2007 as the record date for this special meeting. You must be a shareholder of record at that time to be entitled to notice of the special meeting and to vote at the special meeting.

YOUR VOTE IS IMPORTANT

Even if you plan to attend the meeting, please promptly complete, sign, date and return the enclosed proxy card in the envelope provided so that your vote will be counted if you later decide not to attend the meeting. No postage is required if the proxy card is mailed in the United States.

By order of the board of directors,

Douglas Roth
Chief Financial Officer and Corporate Secretary

Lake Success, New York

March 27, 2007

ACETO CORPORATION

ONE HOLLOW LANE

LAKE SUCCESS, NEW YORK 11042-1215

Tel. (516) 627-6000

PROXY STATEMENT

GENERAL INFORMATION

Information About Proxy Solicitation

This proxy statement is being furnished to holders of shares as of the record date of the common stock, $0.01 par value per share, of Aceto Corporation, a New York corporation (the “Company”), in connection with the Company’s special meeting to be held on Monday, April 30, 2007 at 10:00 a.m. Eastern Standard Time, at the Company’s offices. We sent you this proxy statement because our board of directors is soliciting your proxy to vote your shares at the special meeting and at any adjournment. This proxy statement summarizes information that we are required to provide to you under the rules of the United States Securities and Exchange Commission and the Nasdaq Stock Market LLC, which information is designed to assist you in voting your shares. The purposes of the meeting and the matters to be acted on are stated in the accompanying notice of special meeting of shareholders. At present, the board of directors knows of no other business that will come before the meeting.

We will begin mailing these proxy materials on or about April 2, 2007. The Company will bear the cost of its solicitation of proxies. The original solicitation of proxies by mail may be supplemented by personal interview, telephone, and facsimile by the directors, officers and employees of the Company. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held by such persons, and the Company may reimburse those custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in doing so.

Information About Voting

Q:	Why am I receiving these materials?

A:

The board of directors is providing these proxy materials to you in connection with the Company’s special meeting of shareholders, which will take place on April 30, 2007. As a shareholder, you are invited to attend the special meeting and to vote on the items of business described in this proxy statement.

Q:	What information is contained in these materials?

A:

The information included in this proxy statement relates to the proposals to be voted on at the special meeting, the voting process, the compensation of directors and the most highly paid executive officers, and certain other required information. A copy of our 2007 Long-Term Performance Incentive Plan is also attached.

Q:	What items of business will be voted on at the special meeting?

A:

The only item of business scheduled to be voted on at the special meeting is the approval of the Company’s 2007 Long-Term Performance Incentive Plan. We will also consider any other business that properly comes before the special meeting.

Q:	How does the board of directors recommend that I vote?

A:	The board of directors recommends that you vote your shares FOR the approval of the 2007 Long-Term Performance Incentive Plan on the proxy card included with this proxy statement.

Q:	What shares can I vote?

A:

You may vote all shares owned by you as of the close of business on March 23, 2007, the record date. These shares include: (1) shares held directly in your name as a shareholder of record; and (2) shares held for you, as the beneficial owner, through a broker or other nominee, such as a bank.

Q:	What is the difference between holding shares as a shareholder of record and as a beneficial owner?

A:

Most shareholders of the Company hold their shares through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

If your shares are registered directly in your name with the Company’s transfer agent, The Bank of New York, you are considered, with respect to those shares, the shareholder of record and these proxy materials are being sent directly to you by the Company. As the shareholder of record, you have the right to grant your proxy directly to the board of directors or to vote in person at the meeting. The board of directors has enclosed or sent a proxy card for you to use.

If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your broker or nominee together with a voting instruction card. As the beneficial owner, you have the right to direct your broker or nominee how to vote and are also invited to attend the special meeting. However, since you are not the shareholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker or nominee that holds your shares, giving you the right to vote the shares. Your broker or nominee has enclosed or provided voting instructions for you to use in directing the broker or nominee how to vote your shares.

Q:	How can I attend the special meeting?

A:

You are entitled to attend the special meeting only if you were a shareholder of the Company or joint holder as of the close of business on March 23, 2007, or you hold a valid proxy for the special meeting. You should be prepared to present photo identification for admittance. If you are not a record holder but hold shares through a broker or nominee (that is, in “street name”), you should provide proof of beneficial ownership on the record date, such as your most recent account statement prior to March 23, 2007, a copy of the voting instruction card provided by your broker or nominee, or other similar evidence of ownership. If you do not provide photo identification or comply with the other procedures outlined above upon request, you will not be admitted to the special meeting. The special meeting will begin promptly at 10:00 a.m. Eastern Standard Time. Check-in will begin at 9:00 a.m., and you should allow ample time for the check-in procedures.

Q:	How can I vote my shares in person at the special meeting?

A:

You may vote in person at the special meeting any shares that you hold as the shareholder of record. You may only vote in person shares held in street name if you obtain from the broker or nominee that holds your shares a “legal proxy” giving you the right to vote the shares.

Q:	How can I vote my shares without attending the special meeting?

A:

Whether you hold shares directly as the shareholder of record or beneficially in street name, you may without attending the meeting direct how your shares are to be voted. If you are a shareholder of record, you may vote by granting a proxy. If you hold shares in street name, you may vote by submitting voting instructions to your broker or nominee. Each record holder of Company common stock may submit a proxy by completing, signing, and dating a proxy card and mailing it in the accompanying pre-addressed envelope. Each shareholder who holds shares in street name may vote by mail by completing, signing, and dating a voting instruction card provided by the broker or nominee and mailing it in the accompanying pre-addressed envelope.

Q:	Can I change my vote?

A:

You may change your vote at any time prior to the vote at the special meeting. For shares held directly in your name, you may accomplish this by granting a new proxy bearing a later date (which automatically revokes the earlier proxy) or by attending the special meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares you hold beneficially, you may change your vote by submitting new voting instructions to your broker or nominee or, if you have obtained a “legal proxy” from your broker, or nominee giving you the right to vote your shares, by attending the meeting and voting in person. You may also change your vote by sending a written notice of revocation to Mr. Douglas Roth, Chief Financial Officer and Corporate Secretary, Aceto Corporation, One Hollow Lane, Lake Success, New York 11042.

Q:	Who can help answer my questions?

A:

If you have any questions about the special meeting or how to vote or revoke your proxy, you should contact Mr. Terry Steinberg, Vice President, Administration and Assistant Corporate Secretary, by mail to Aceto Corporation, One Hollow Lane, Lake Success, New York 11042 or by phone at 516-627-6000. Also, if you need additional copies of this proxy statement or voting materials, you should contact Mr. Steinberg.

Q:	How are votes counted?

A:

You may vote FOR approval of the 2007 Long-Term Performance Incentive Plan, AGAINST approval or you may ABSTAIN from voting with respect to approval of the plan. If you provide specific instructions, your shares will be voted as you instruct. If you sign your proxy card or voting instruction card with no further instructions, your shares will be voted in accordance with the recommendations of the board of directors FOR the approval of the Company’s 2007 Long-Term Performance Incentive Plan and, in the discretion of the proxy holders, on any other matters that properly come before the meeting. If any other matters properly arise at the meeting, your proxy, together with the other proxies received, will be voted at the discretion of the proxy holders.

Q:	What is a quorum and why is it necessary?

A:

Conducting business at the meeting requires a quorum. The presence, either in person or by proxy, of the holders of one-third of the Company’s shares of common stock outstanding on March 23, 2007 is necessary to constitute a quorum. Under the New York Business Corporation Law, and the Company’s articles of incorporation and by-laws, abstentions are treated as present for purposes of determining whether a quorum exists.

Q:	What is the voting requirement to approve the proposal?

A:

The affirmative vote of a majority of votes cast by the Company’s shareholders at the meeting is required for approval of this proposal. Accordingly, abstentions and broker non-votes do not have the effect of a vote for or against the proposal. You do not have the right to cumulate your votes. Any other matters that might properly arise at the meeting require the affirmative “FOR” vote of a majority of those shares present in person or represented by proxy and entitled to vote on that proposal at the special meeting. Accordingly, abstentions on other proposals will have the same effect as a vote against the proposal. In addition, where brokers are prohibited from exercising discretionary authority for beneficial owners who have not provided voting instructions (commonly referred to as “broker non-votes”), those shares will not be included in the vote totals. Broker non-votes will not have the effect of a vote for or against other proposals. A list of shareholders entitled to vote at the special meeting will be available at the special meeting for examination by any shareholder.

Q:	What should I do if I receive more than one set of voting materials?

A:

You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a shareholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date, and return each proxy card and voting instruction card that you receive.

Q:	Where can I find the voting results of the special meeting?

A:	We intend to announce preliminary voting results at the special meeting and publish final results in our Annual Report on Form 10-K for the fiscal year ending June 30, 2007.

Q:	What happens if additional matters are presented at the special meeting?

A:

Other than the one item of business described in this proxy statement, we are not aware of any other business to be acted upon at the special meeting. However, if you grant a proxy, the persons named as proxy holders, Leonard S. Schwartz, the Company’s Chairman, President and Chief Executive Officer, and Douglas Roth, the Company’s Chief Financial Officer and Secretary, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting.

Q:	What shares are entitled to be voted?

A:

Each share of the Company’s common stock issued and outstanding as of the close of business on March 23, 2007, the record date is entitled to be voted on all items being voted at the special meeting, with each share being entitled to one vote. On the record date, [24,322,653] shares of the Company’s common stock were issued and outstanding.

Q:	Who will count the votes?

A:	One or more inspectors of election will tabulate the votes.

Q:	Is my vote confidential?

A:

Proxy instructions, ballots, and voting tabulations that identify individual shareholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed, either within the Company or to anyone else, except: (1) as necessary to meet applicable legal requirements; (2) to allow for the tabulation of votes and certification of the vote; or (3) to facilitate a successful proxy solicitation.

Q:	Who will bear the cost of soliciting votes for the special meeting?

A:

The board of directors is making this solicitation and the Company will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. Certain of our directors, officers and employees, without any additional compensation, may also solicit your vote in person, by telephone or by electronic communication. On request, we will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to shareholders.

Q:	May I propose actions for consideration at a future meeting of shareholders?

A:

You may submit proposals for consideration at future shareholder meetings. However, in order for a shareholder proposal to be considered for inclusion in the Company’s proxy statement for the annual meeting this year, the written proposal must be received by the corporate secretary of the Company no later than June 26, 2007. Such proposals also will need to comply with United States Securities and Exchange Commission regulations under Proxy Rule 14a-8 regarding the inclusion of shareholder proposals in company-sponsored proxy materials.

ACTION TO BE TAKEN AT THE SPECIAL MEETING

THE ONE PROPOSAL

At the special meeting, you will be asked to approve the Aceto Corporation 2007 Long-Term Performance Incentive Plan (the “Plan”). The Plan was approved by the Board of Directors on February 7, 2007, and is subject to shareholder approval. As of today’s date, the Company has not granted any awards under the Plan. The Board of Directors believes that the Plan is necessary for the Company to attract, retain and motivate employees, non-employee directors and consultants. The Board of Directors recommends that you vote FOR approval of the Plan so that the Company may continue to attract, retain and motivate employees, non-employee directors and consultants through the grant of stock options, stock appreciation rights, restricted stock (including performance stock), and performance incentive units.

General

Summary of Terms. The following is a summary of the terms of the Plan and is qualified in its entirety by reference to the complete text of the Plan, which is set forth in Appendix A.

Types of Awards. There are four types of awards that may be granted under the Plan:

•	options to purchase common stock;

•	stock appreciation rights which give the participant the right to appreciation in the value of common stock between the date of grant and the date of exercise;

•

restricted stock which is common stock that vests on achievement of performance goals (referred to as performance stock) or other times and/or conditions such as continued employment for a stated period (referred to as restricted stock); and

•	performance incentive units which represent the right to receive cash on achievement of performance goals.

Common Stock Available. The Company has reserved 700,000 shares of common stock for issuance under the Plan. During any calendar year, no employee may be granted:

•	stock options covering more than 200,000 shares of common stock;

•	stock appreciation rights representing appreciation on more than 200,000 shares of common stock; or

•	performance stock for more than 200,000 shares of common stock.

In addition, there are limits on the total number of shares of common stock available for certain types of awards over the life of the Plan: stock appreciation rights (350,000 shares) and restricted stock, including performance stock (350,000 shares). Each of the above limits is subject to adjustment for certain changes in the Company’s capitalization such as stock dividends, stock splits, combinations or similar events. If common stock is surrendered to the Company or withheld to pay any exercise price or tax withholding requirements, only the shares issued net of the shares withheld or surrendered will be counted against the number of shares of common stock available under the Plan.

Administration. The Plan will be administered by a Compensation Committee consisting of Independent Directors, as defined in the Plan (the “Committee”), provided that any decision made by the Committee shall be subject to the subsequent approval of a majority of the Company’s Independent Directors. The Company’s board of directors plans to form the Committee at its next board meeting.

Eligibility. Certain employees, non-employee directors and consultants of the Company, as defined in the Plan (hereinafter referred to as “Eligible Participants”) are eligible to receive awards under the Plan. Non-employee directors, non-United States based employees and consultants are not eligible to receive incentive stock options or performance incentive units. The Committee selects the Eligible Participants who will receive awards under the Plan, subject to the approval of a majority of the Company’s Independent Directors. Generally, the employees selected to receive awards will be those employees who hold positions that enable them to have an impact on the long-term success of the Company. There are approximately 175 employees and six non-employee directors currently eligible to receive awards under the Plan. There are currently no consultants eligible to receive awards under the Plan.

Performance Program Target. An Eligible Participant’s right to receive a Performance Award, as defined in the Plan (either Performance Stock or Performance Incentive Units) depends on achievement of certain specified annual or long-term performance goals, referred to as “Performance Program Targets” (as defined in the Plan). Performance Program Targets may be described in terms of Corporation-wide objectives or objectives that are related to the performance of the individual Eligible Participant or of the subsidiary, division, department or function within the Corporation in which the Eligible Participant is employed. Possible Performance Program Targets include numerous business criteria, including profit before taxes, stock price, market share, gross revenue, net revenue, pre-tax income, earnings per share and return on equity.

Awards under the Plan. As of today’s date, the Company has not granted any awards under the Plan.

Stock Options

The Committee, subject to the approval of a majority of the Company’s Independent Directors, may award incentive stock options and non-qualified stock options. Incentive stock options offer employees certain tax advantages that are not available with non-qualified stock options. The Committee determines the terms of the options, including the number of shares of common stock subject to the option, the exercise price and when the option becomes exercisable, subject to the approval of a majority of the Company’s Independent Directors. However, the per share exercise price of an option may not be less than the fair market value of a share of common stock on the date the option is granted, and the option term may not exceed ten years.

When an Eligible Participant terminates service, his or her options may expire before the end of the otherwise applicable option term. For example, if an employee or non-employee director terminates employment for any reason other than cause, including disability or death, his or her options remain exercisable for one year after termination of service, or the original expiration date, whichever is earlier. If the termination of service is for cause, his or her options remain exercisable for 30 days after termination, or the original expiration date, whichever is earlier. Options that are not exercisable at the time of termination are forfeited.

An Eligible Participant may pay the exercise price of an option in cash or its equivalent. The Committee may also permit an optionee to pay the exercise price by surrendering previously acquired shares of common stock, withholding shares issuable upon exercise of the option, through a so-called “broker-financed transaction,” or in any combination of such methods. The Committee may permit an employee to pay the tax withholding obligation with shares of common stock issuable upon the exercise of the option or previously acquired shares.

Stock Appreciation Rights

The Committee may award stock appreciation rights to Eligible Participants, subject to the approval of a majority of the Company’s Independent Directors. A stock appreciation right entitles the grantee to receive an amount equal to the excess of the fair market value of the common stock on the date of exercise over the fair market value on the date of grant (the “Spread”). Such excess will be paid in shares of Common Stock (having a Fair Market Value on the date of exercise equal to the Spread). The Committee determines the terms and conditions of stock appreciation rights, such as when the stock appreciation right becomes exercisable, subject to the approval of a majority of the Company’s Independent Directors. The stock appreciation right term may not exceed ten years.

When an Eligible Participant terminates service, his or her stock appreciation rights may expire before the end of the otherwise applicable stock appreciation right term. The period during which the stock appreciation right may be exercised is the same as the period for options, discussed above.

Restricted Stock Awards (including Performance Stock Awards)

The Committee may make restricted stock awards to Eligible Participant, subject to the approval of a majority of the Company’s Independent Directors. A restricted stock award is an award of common stock that is subject to certain restrictions during a specified period, such as an employee’s continued employment with the Company or the achievement of certain performance goals. Restricted stock awards in which the lapse of restrictions is based on achievement of certain performance goals (“Performance Program Targets,” as defined in the Plan) are called performance stock awards. The Company holds the common stock during the restriction period and the grantee cannot transfer the shares before the end of that period. The grantee is, however, generally entitled to vote the common stock and receive any cash dividends declared and paid on the Company’s common stock during the restriction period.

The restrictions lapse for restricted stock awards that are not performance stock awards on the earliest of (i) the date or event determined by the Committee, (ii) the participant’s termination of service due to death or disability, or (iii) for some awards, retirement at or after age 65.

 Performance Incentive Units

Performance incentive units provide Eligible Participants with an opportunity to receive cash payments based on the achievement of objective, pre-established criteria and performance targets.

At the beginning of each performance period, the Committee will determine the Eligible Participants who will receive performance incentive units and each participant’s target award, subject to the approval of a majority of the Company’s Independent Directors. The Committee will also establish a schedule of one or more performance criteria and performance targets for each participant (or group of participants) which will show the percentage of the target award payable under various levels of achieved performance, subject to the approval of a majority of the Company’s Independent Directors. The Committee may select one or more performance criteria for each participant (or group of participants) from the Performance Program Targets, as defined in the Plan.

At the end of the performance period, the Committee will determine the extent of achievement of the pre-established performance targets for each criterion, subject to the approval of a majority of the Company’s Independent Directors. The level of achievement attained will be applied to the schedule or matrix to determine the percentage (if any) of the participant’s target award earned for the performance period. Performance incentive units will be paid as soon as practicable after the close of the performance period for which they are earned, but in no event later than the 15th day of the third month following the close of the performance period. Generally, no payment will be made to any participant who is not an employee on the date payment is scheduled to be made, with certain exceptions in the event of death, disability, retirement or other circumstances determined by the Committee. In addition, if a participant terminates employment after the last day of the performance period but before payment is made, the Committee has the discretion to make the payment, based on actual performance for the performance period.

The maximum amount that may be paid to any individual with respect to performance incentive units in any year is five times the participant’s base salary, or $5,000,000, if less.

Miscellaneous

Transferability. Awards generally are not transferable, except by will or under the laws of descent and distribution.

Acceleration of Vesting. The Committee may, subject to the approval of a majority of the Independent Directors of the Company, accelerate the date on which options or stock appreciation rights may be exercised, and may accelerate the date of termination of the restrictions applicable to restricted stock (other than performance stock), if it determines that to do so would be in the best interests of the Company and the participants in the Plan. Upon a Change in Control of the Company (as defined in the Plan), all outstanding options and stock appreciation rights become exercisable, all outstanding restricted stock (other than performance stock) becomes vested. In addition, for the performance period in which the Change in Control occurs, the Eligible Participant will receive a pro rata payment for all of his or her performance stock and performance incentive units, based on the target for each award for that performance period.

Change in Capitalization/Certain Corporate Transactions. If there is a change in the Company’s capitalization that affects its outstanding common stock, the Committee will adjust the kind and aggregate number of shares of common stock subject to awards, together with the option exercise price and amount over which appreciation of stock appreciation rights is measured.

Effective Date. The Plan was approved by the Company’s board of directors on February 7, 2007, and will become effective on the date of approval by the Company’s shareholders, if the Proposal is passed.

Amendment/Termination. The Committee may, subject to the approval of a majority of the Independent Directors, amend the Plan. However, shareholder approval is required for any material amendment to the Plan as well as for certain amendments of which the Plan requires shareholder approval, such as an increase in the number of shares of common stock authorized for issuance of incentive stock options and a change in the class of employees who may receive incentive stock options under the Plan. Requisite shareholder approval is also required for any amendment that would require shareholder approval under Section 162(m) of the Code, to the extent compliance with this section is desired. In addition, no performance stock or performance incentive units will be granted for performance periods beginning after the 2011 annual meeting of shareholders, unless shareholder approval is obtained at that meeting or an earlier meeting, as required by Section 162(m) of the Code.

The Plan will remain in effect for 10 years from the date of approval by the Company’s shareholders. However, the Committee may terminate the Plan at any time and for any reason subject to the approval of a majority of the Independent Directors. No awards will be granted under the Plan after the Plan is terminated or expires.

Federal Income Tax Consequences—Options

The Company has been advised that the Federal income tax consequences of granting and exercising options under the Plan are as follows (based on Federal tax laws and regulations, as of January 1, 2007). The grant of an option does not result in Federal income tax consequences for the optionee or a deduction for the Company.

When an option is exercised, the Federal income tax consequences depend on whether the option is an incentive stock option or a non-qualified stock option. An optionee exercising a non-qualified stock option will recognize ordinary income equal to the difference between the fair market value of the stock exercised (on the date of exercise) and the exercise price. An employee will not recognize taxable income as a result of acquiring stock by exercising an incentive stock option. The difference between the fair market value of the exercised stock on the date of exercise and the exercise price will, however, generally be treated as an item of adjustment for purposes of alternative minimum taxable income. If the employee holds the stock he receives on exercise of an incentive stock option for a required period of time, the employee will have capital gain (or loss) when the stock is later disposed of. If the employee does not hold the stock for the required period of time, the employee will generally have ordinary income when the stock is disposed of.

When an optionee recognizes ordinary income on the exercise of a non-qualified stock option or the sale of stock acquired on exercise of an incentive stock option, the Company is generally entitled to a deduction in the same amount. Certain requirements, such as reporting the income to the IRS, must be met for the deduction to be allowable.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Executive officers and directors of the Company have an interest in the proposal being presented for shareholder approval. Upon shareholder approval of the Plan, executive officers and directors of the Company will be eligible for, and may be granted, awards pursuant to the Plan.

The affirmative vote of a majority of votes cast by the Company’s shareholders at the meeting is required for approval of this Proposal. Abstentions or broker non-votes will not be counted as votes cast.

The Board of Directors recommends that you vote “FOR” approval of the 2007 Long-Term Performance Incentive Plan.

EXECUTIVE COMPENSATION

The following table shows, for the last three fiscal years, compensation information for Leonard S. Schwartz, the Company’s Chief Executive Officer, and the next four most highly compensated executives. Other tables that follow provide more detail about the specific type of compensation.

Summary Compensation Table

	Annual Compensation			Long Term Compensation
Name and Principal Position	Year	Salary	Bonus	Restricted Stock Awards	Options/(1) SARs	All Other Compensation (2)

Leonard S. Schwartz	2006	$398,575	$920,000	-	-	$88,782
President, Chairman	2005	398,398	605,000	$100,000	300,000	271,257
	2004	383,245	715,900	-	18,000	571,034

Frank DeBenedittis	2006	238,164	228,000	-	-	45,561
Senior Vice President	2005	231,118	206,000	10,000	30,000	46,286
	2004	222,263	240,000	-	6,000	50,395

Vincent Miata	2006	232,620	235,000	-	-	41,849
Senior Vice President	2005	232,517	220,000	-	30,000	41,029
	2004	223,673	220,000	-	6,000	40,473

Michael Feinman	2006	190,345	127,000	-	-	38,265
President, Aceto	2005	185,305	135,000	-	30,000	45,926
Agricultural Chemicals Corp.	2004	177,758	132,000	-	6,000	37,243

Douglas Roth	2006	228,844	80,000	20,000	-	38,679
Chief Financial Officer	2005	203,566	61,980	13,620	30,000	34,925
	2004	195,766	67,200	16,800	6,000	31,393

(1)	All figures have been adjusted to reflect the 3-for-2 stock splits, effected in the form of dividends, paid in January 2005 and 2004, as appropriate.
(2)	Represents contributions to retirement plans and compensation recognized from the issuance of premium shares on restricted stock.

Stock Option Grants in Last Fiscal Year

The following table contains information regarding the grant of stock options in the fiscal year ended June 30, 2006 to the named executives.

	Number of Securities Underlying Options Granted	% of Total Options Granted to Employees in Fiscal	Exercise or Base Price	Expiration	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name	(# of Shares)	Year	($/Sh)	Date	5%	10%
Leonard S. Schwartz	None
Frank DeBenedittis	None
Vincent Miata	None
Michael Feinman	None
Douglas Roth	None

Aggregated Option Exercises in Last Fiscal Year

And Fiscal Year End Option Values

The following table contains information regarding the exercise of stock options by the named executives in the fiscal year ended June 30, 2006 and the value of unexercised options held by such persons on June 30, 2006.

			Number Of Securities Underlying Unexercised Options At FY-End (1)		Value Of Unexercised In-The- Money Options At FY-End (1)
Name	Shares Acquired On Exercise (1)	Value Realized	Exercisable/	Unexercisable	Exercisable/	Unexercisable
Leonard S. Schwartz	-	-	887,250	-	$ 2,177,235	-
Frank DeBenedittis	-	-	79,500	-	106,920	-
Vincent Miata	-	-	101,438	-	195,145	-
Michael Feinman	-	-	79,500	-	106,920	-
Douglas Roth	-	-	58,650	-	51,876	-

(1)

The dollar value of each exercisable option was calculated by multiplying the number of shares of common stock underlying the option by the difference between the exercise price of the option and the closing price of the Company's common stock on June 30, 2006 ($6.92). All share amounts have been adjusted to reflect the 3-for-2 stock splits, effected in the form of dividends, as appropriate.

Compensation of Directors

Directors of the Company who are not also employees receive $40,000 per year for serving on the board of directors, plus fees ranging from $2,000 to $3,500 for each committee or special board meeting attended. The lead independent director and the lead compensation director each receive $5,000 per year for serving in such capacity. In addition, each independent director receives $2,500 per year for compensation related service. Directors of the Company who are also employees are not compensated for their services as Directors.

On January 3, 2006, the Company granted each of Messrs. Eilender, Wiesen, Fischer, Noetzli, Kallem and Britton 13,000 non-qualified stock options pursuant to the 2002 Stock Option Plan. Each option vests on the first anniversary of the date of grant, is exercisable at $6.82 and expires 10 years from the date of grant.

Employment Agreements

The Company has no employment agreements with its senior executives.

Limits on Liability and Indemnification

The Company's Articles of Incorporation eliminate the personal liability of its directors to the Company and its shareholders for monetary damages for breach of the directors' fiduciary duties in certain circumstances. The articles of incorporation further provide that the Company will indemnify its officers and directors to the fullest extent permitted by law. The Company believes that such indemnification covers at least negligence and gross negligence on the part of the indemnified parties. Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the United States Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Executive Compensation Committee Interlocks and Insider Participation

None of the Independent Directors (who are responsible for compensation matters) have ever served as officers or employees of the Company. During the last fiscal year, none of our senior executives served on the board of directors or committee of any other entity whose officers served either on our board of directors or the Committee.

REPORT OF THE INDEPENDENT DIRECTORS REGARDING COMPENSATION MATTERS

The Company’s Independent Directors, consisting of William N. Britton, Albert L. Eilender, Ira S. Kallem, Hans C. Noetzli and Robert A. Wiesen (lead compensation director), make recommendations to the Board with respect to the remuneration of the Company’s executive officers.

The Company’s compensation policy has been designed to enable the Company to attract, retain and motivate executives whose enthusiasm and abilities will contribute to the growth of its business and result in maximum profitability to the Company and its shareholders, by providing salaries and benefits competitive with those offered by other companies in the chemical industry. The executive compensation program includes base salary, annual incentive compensation (cash bonuses), and long term incentive compensation (awards under the Company’s stock option plans).

Base salaries are set at levels competitive within the chemical industry. Because of the way the Company operates its business, the contributions of its executives significantly affect corporate profitability. Bonuses (which can exceed base salary) are paid to reflect the extent of such contributions. The Company’s Chief Executive Officer also is the Chairman of the Board, and President of the Company. The bonuses paid to the Chief Executive Officer and to the Secretary/Treasurer, who is the Chief Financial Officer, are intended to reflect the Company’s overall performance.

The three highest paid executives, other than the Chief Executive Officer, are each responsible for the performance of one of the Company’s principal profit centers. Internally generated performance records are kept on a monthly and yearly basis for these profit centers, and each center’s profitability is compared in the current year to the previous year.

Other factors considered in determining the bonuses of individual executives are the individual’s own performance and the overall performance of the Company. The compensation committee determines each bonus primarily based on this data, also taking into account the long term contributions of each individual.

The Chief Executive Officer’s compensation was determined on the basis of the same factors utilized to compensate other executives, taking into consideration total compensation comparisons of top executives of corporations in the chemical industry. The Chief Executive Officer is not present at the time that his compensation is evaluated and determined.

Submitted by the Company’s independent directors.

October 23, 2006

William N. Britton

Albert L. Eilender

Ira S. Kallem

Hans C. Noetzli

Robert A. Wiesen (lead compensation director)

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of March 23, 2007, the number and percentage of shares of the Company’s outstanding common stock owned by each named executive officer, each director and each person that, to the best of the Company’s knowledge, owns more than 5% of the Company’s issued and outstanding common stock, and all named executive officers and directors as a group. Unless indicated otherwise the business address of each person is c/o Aceto Corporation, One Hollow Lane, Lake Success, New York 11042.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned (excluding stock options) (1)	Exercisable Stock Options (2)	Total Beneficial Ownership	Percent (3)
Leonard S. Schwartz	180,290	887,250	1,067,540	4.2%
Frank DeBenedittis	32,357	79,500	111,857	*
Vincent Miata	30,812	101,438	132,250	*
Michael Feinman	20,199	79,500	99,699	*
Douglas Roth	12,826	58,650	71,476	*
Robert A. Wiesen	4,547	36,625	41,172	*

Stanley H. Fischer	5,375	41,375	46,750	*
Albert L. Eilender	15,000	53,500	68,500	*
Hans Noetzli	6,000	43,375	49,375	*
Ira S. Kallem	5,000	43,375	48,375	*
William N. Britton	4,950	13,000	17,950	*
T. Rowe Price Associates, Inc. (4) 100 East Pratt Street Baltimore, MD 21202	1,745,000	-	1,745,000	7.2%
Royce & Associates, LLC (5) 1414 Avenue of the Americas New York, NY 10019	2,275,159	-	2,275,159	9.4%
Dimensional Fund Advisors, Inc. (6) 1299 Ocean Avenue Santa Monica, CA 90401	2,116,627	-	2,116,627	8.7%
NWQ Investment Management Co. LLC (7) 2049 Century Park East, 16th Floor Los Angeles, CA 90067	1,276,996	-	1,276,996	5.3%

All named executive officers and directors as a group (11 persons)	317,356	1,437,588	1,754,944	6.8%

* Less than 1%.

(1)	Unless otherwise indicated, each person has, or shares with his spouse, sole voting and dispositive power over the shares shown as owned by him.

(2)

For purposes of the table, a person is deemed to have “beneficial ownership” of any shares which such person has the right to acquire within 60 days after the record date. Any share which such person has the right to acquire within those 60 days is deemed to be outstanding for the purpose of computing the percentage ownership of such person, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(3)	Based on [24,322,653] shares issued and outstanding as of the record date.

(4)

This share total is based on information provided by T. Rowe Price Associates, Inc. in a Schedule 13G filed with the United States Securities and Exchange Commission (the “Commission”) on February 12, 2007. These securities are owned by various individual and institutional investors, including T. Rowe Price Small-Cap Value Fund, Inc. (which owns 1,675,000 shares, representing 6.8% of the Company’s outstanding shares), which T. Rowe Price Associates, Inc. (“Price Associates”) serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(5)	This share total is based on information provided by Royce & Associates, LLC in a Schedule 13G filed with the Commission on January 17, 2007.
(6)	This share total is based on information provided by Dimensional Fund Advisors, Inc. in a Schedule 13G filed with the Commission on February 9, 2007.
(7)	This share total is based on information provided by NWQ Investment Management Co., LLC in a Schedule 13G filed with the Commission on February 13, 2006.

OTHER BUSINESS

The board of directors knows of no other business to be acted upon at the meeting. However, if any other business properly comes before the meeting, it is the intention of the persons named in the enclosed proxy to vote on such matters in accordance with their best judgment.

The prompt return of the proxy will be appreciated and helpful in obtaining the necessary vote. Therefore, whether or not you expect to attend the meeting, please sign the proxy and return it in the enclosed envelope.

BY ORDER OF THE BOARD OF DIRECTORS Douglas Roth Chief Financial Officer and Corporate Secretary

Dated: March 27, 2007

Appendix A

ACETO CORPORATION

2007 LONG-TERM PERFORMANCE INCENTIVE PLAN

1. PURPOSE OF THE PLAN

This 2007 Long-Term Performance Incentive Plan (the “Plan”) is being established to (a) provide incentives and awards to non-employee directors, consultants and those employees largely responsible for the long-term success of Aceto Corporation and its subsidiaries (the “Company”), (b) enable the Company to attract and retain executives, non-employee directors and consultants in the future, and (c) encourage employees, non-employee directors and consultants to acquire a proprietary interest in the performance of the Company by owning shares of the Company’s Common Stock.

The adoption of the Plan is subject to the approval of the Plan by the Company’s shareholders and shall not become effective until so approved.

2. GENERAL PROVISIONS

2.1 Definitions. As used in the Plan, the following terms shall have the following meanings unless otherwise required by the context:

(a)	“Act” means the Securities Exchange Act of 1934, as amended.

(b)	“Award” means an Equity Award granted to an Employee, Non-employee Director or Consultant.

(c)	“Board of Directors” means the Board of Directors of the Company.

(d)	“Change in Control” means, except as provided in Section 10.3, the date on which:

(i) any person (a “Person”), as such term is used in Sections 13(d) and 14(d) of the Act (other than (A) the Company and/or its wholly owned subsidiaries; (B) any “employee stock ownership plan” (as that term is defined in Code Section 4975(e)(7)) or other employee benefit plan of the Company and any trustee or other fiduciary in such capacity holding securities under such plan; (C) any corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company; or (D) any other Person who, within the one year prior to the event which would otherwise be a Change in Control, is an executive officer of the Company or any group of Persons of which he or she voluntarily is a part), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding securities or such lesser percentage of voting power, but not less than 15%, as determined by the Independent Directors (as defined below).

(ii) during any two-year period after the effective date of the Plan, Directors of the Company in office at the beginning of such period plus any new Director (other than a Director designated by a Person who has entered into an agreement with the Company to effect a transaction within the purview of subsections (i) or (iii) hereof) whose election by the Board of Directors or whose nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was previously so approved, shall cease for any reason to constitute at least a majority of the Board of Directors;

(iii) the consummation of (A) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which the Company’s Common Stock would be converted into cash, securities, and/or other property, other than a merger of the Company in which holders of Common Stock immediately prior to the merger have the same proportionate ownership of voting securities of the surviving corporation immediately after the merger as they had in the Common Stock immediately before; or (B) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets or earning power of the Company; or

(iv) the Company’s shareholders or the Company’s Board of Directors shall approve the liquidation or dissolution of the Company.

(e)    “Code” means the Internal Revenue Code of 1986, as amended.

(f)     “Committee” means the Compensation Committee of the Board of Directors.

(g)    “Common Stock” means the Common Stock, par value $0.01 per share, of the Company.

(h)    “Consultant” shall mean an individual who is not an Employee or a Non-employee Director and who has entered into a consulting arrangement with the Company to provide substantial bona fide services that (i) are not in connection with the offer or sale of securities in a capital-raising transaction, and (ii) do not directly or indirectly promote or maintain a market for the Company’s securities.

(i)     “Covered Employee” means each person who is either the chief executive officer of the Company or whose total compensation is required to be reported to shareholders of the Company under the Act by reason of being among the four highest compensated officers (other than the chief executive officer) of the Company. The intent of this definition is to identify those persons who are “covered employees” for purposes of the applicable provisions of Code Section 162(m) and this definition is to be interpreted consistent with this intent. The provisions of the Plan that specifically apply only to Covered Employees shall apply to a Participant if he or she is reasonably expected to be a Covered Employee with respect to the taxable year in which the Performance Period begins, or the taxable year in which the Performance Award is to be paid.

(j)     “Employee” means an individual who is employed by the Company.

(k)    “Equity Award” means a Stock Option, Stock Appreciation Right, or Restricted Stock grant made under the Plan.

(l)     “Fair Market Value” means, with respect to the applicable date, the last reported sales price for a share of Common Stock as quoted on the principal stock exchange on which the common stock is traded for that date; provided, however, if no such sales are made on such date, then on the next preceding date on which there are such sales. If for any day the Fair Market Value of a share of Common Stock is not determinable by any of the foregoing means, then the Fair Market Value for such day shall be determined in good faith by the Committee, subject to the approval of a majority of the Independent Directors, under a method that complies with Code Sections 422 and 409A.

(m)   “Incentive Stock Option” means an option granted under the Plan which is intended to qualify as an incentive stock option under Code Section 422.

(n)    “Independent Directors” means the members of the Board of Directors who qualify as an independent director under the rules of The Nasdaq Stock Market, as an “outside director” (as that term is used for purposes of Code Section 162(m)) and as a “non-employee director” (as that term is used for purposes of Rule 16b-3 under the Act) with respect to the Plan.

(o)    “Non-employee Director” means a Director of the Company who is not an Employee.

(p)    “Non-Qualified Stock Option” means an option granted under the Plan which is not an Incentive Stock Option.

(q)    “Participant” means an Employee, Non-employee Director or Consultant to whom an Award has been granted under the Plan.

(r)     “Performance Award” means Performance Stock and Performance Incentive Units.

(s)    “Performance Incentive Unit” means a unit granted pursuant to Article 6.

(t)     “Performance Period” means a period of one or more consecutive calendar years or other periods as set by the Committee, and approved by a majority of the Independent Directors. Nothing herein shall prohibit the creation of multiple Performance Periods which may overlap with other Performance Periods established under the Plan. In no event, however, shall a Performance Period begin on or after the first shareholder meeting that occurs in 2011 unless shareholder approval is obtained as required under Code Section 162(m).

(u)        “Performance Program Target” means a performance program target set by the Committee, and approved by a majority of the Independent Directors, for a particular Performance Period as provided in Article 7.

(v)        “Performance Stock” means a type of Restricted Stock, where the lapse of restrictions is based on achievement of one or more Performance Program Targets.

(w)       “Restricted Stock” means Common Stock granted pursuant to Article 5 subject to restrictions determined by the Committee and approved by a majority of the Independent Directors.

(x)        “Short-Term Deferral Date” means, with respect to a Performance Incentive Unit, the 15th day of the third month following the end of the Performance Period for which such Award was made, Payment shall be treated as made on the Short-Term Deferral Date if payment is made on such Date or on a later date that is as soon as practicable after such Date and within the same calendar year, and a Participant shall have no right to interest as a result of payment on such later date. Notwithstanding the foregoing, for purposes of determining the date payment “would otherwise be made” with respect to a Performance Incentive Unit under Sections 6.3 and 7.4, the date payment is actually made to similarly situated Participants with respect to the Performance Period shall be determinative, and not the Short-Term Deferral Date (if the actual payment date is not the Short-Term Deferral Date).

(y)        “Stock Appreciation Right” means a right granted pursuant to Article 4.

(z)         “Stock Option” means an Incentive Stock Option or Non-Qualified Stock Option granted pursuant to Article 3.

(aa)       “Subsidiary” means any corporation or other entity, the equity of which is more than 50% owned, directly or indirectly, by the Company.

(bb)      “Termination of Service” shall mean (i) with respect to an Award granted to an Employee, the termination of the employment relationship between the Employee and the Company and all Subsidiaries; (ii) with respect to an Equity Award granted to a Non-employee Director, the cessation of the provision of services as a Director of the Company; and (iii) with respect to an Equity Award granted to a Consultant, the termination of the consulting arrangement between the Consultant and the Company; provided, however, that if a Participant’s status changes from Employee, Non-employee Director or Consultant to any other status eligible to receive an Award under the Plan, the Committee may provide, subject to the approval of a majority of the Independent Directors, that no Termination of Service occurs for purposes of the Plan until the Participant’s new status with the Company and all Subsidiaries terminates. For purposes of this paragraph, if a Participant is an Employee of a Subsidiary and not the Company, the Participant shall incur a Termination of Service when such corporation ceases to be a Subsidiary, unless the Committee and a majority of the Independent Directors determine otherwise.

(cc)      “Total Disability” shall mean the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months. Such determination shall be made by a physician selected by the Committee and a majority of the Independent Directors which is reasonably acceptable to the Participant or the Participant’s legal representative. However, if the condition constitutes total disability under the federal Social Security Acts, the Administrator may rely on such determination for the purposes of this Plan.

2.2 Administration of the Plan.

(a) The Plan shall be administered by the Committee, provided that any decisions made by the Committee shall be subject to the subsequent approval and consent of a majority of the Independent Directors. The Committee and the Independent Directors together shall have the full power, subject to and within the limits of the Plan, to interpret and administer the Plan and Awards granted under it, make and interpret rules and regulations for the administration of the Plan, and make changes in and revoke such rules and regulations. The Committee and the Independent Directors together also shall have the authority to adopt modifications, amendments, procedures, sub-plans and the like, which may be inconsistent with the provisions of the Plan, as are necessary to comply with the laws and regulations of other countries in which the Company operates in order to assure the viability of Awards granted under the Plan to individuals in such other countries. The Committee and the Independent Directors, in the exercise of these powers, shall (i) generally determine all questions of policy and expediency that may arise and may correct any defect, omission, or inconsistency in the Plan or any agreement evidencing the grant of an Award in a manner and to the extent it shall deem necessary to make the Plan fully effective; (ii) determine those Employees, Non-employee Directors and Consultants to whom Awards shall be granted, the type of Award to be granted and the number of Awards to be granted, consistent with the provisions of the Plan; (iii) determine the terms of Awards granted consistent with the provisions of the Plan; and (iv) generally, exercise such powers and perform such acts in connection with the Plan as are deemed necessary or expedient to promote the best interests of the Company.

(b) The Committee and the Independent Directors shall further be permitted, in connection with the granting of Equity Awards to Employees who are not Covered Employees and who are not subject to Section 16(b) of the Act, to delegate authority under the Plan to determine any individual grants to such Employees to a subcommittee which may include members of senior management of the Company, provided that the total amount of Equity Awards available for grant by any such subcommittee, and the pricing of such Equity Awards, shall be fixed exclusively by the Committee and a majority of the Independent Directors, and any Equity Awards thereafter made by the subcommittee shall be subject in all respects to the provisions of the Plan

(c) The Board of Directors may, at its discretion, select one or more of its Independent Directors who are eligible to be members of the Committee as alternate members of the Committee who may take the place of any absent member or members of the Committee at any meeting of the Committee. The Committee may act only by a majority vote of its members then in office; the Committee may authorize any one or more of its members or any officer of the Company to execute and deliver documents on behalf of the Committee.

2.3 Effective Date. The Plan shall be effective as of the date the Plan is approved by the Company’s Board of Directors and ratified by the Company’s shareholders at a duly authorized meeting (Special or Annual) of the Company’s shareholders. No awards may be granted hereunder unless and until all such approvals are obtained. If the Plan is not so approved by the Company’s shareholders, the Plan will become null and void.

2.4 Duration. If approved by the shareholders of the Company as provided in Section 2.3, unless sooner terminated by the Committee subject to the approval of a majority of the Independent Directors, the Plan shall remain in effect for 10 years from the date of that approval.

2.5 Shares Subject to the Plan; Equity Award Limits. The maximum aggregate number of shares of Common Stock which may be subject to Equity Awards granted under the Plan shall be 700,000 (which is also the maximum aggregate number of shares that may be subject to Incentive Stock Options under the Plan), subject to the following limits:

(a) No Employee shall be granted during any one calendar year Stock Options entitling such Employee to purchase more than two hundred thousand (200,000) shares of Common Stock;

(b) No Employee shall be granted during any one calendar year Stock Appreciation Rights entitling such Employee to appreciation with respect to more than two hundred thousand (200,000) shares of Common Stock;

(c) The aggregate number of shares of Common Stock subject to Performance Stock granted to an Employee during any one calendar year shall not exceed two hundred thousand (200,000) shares;

(d) No more than three hundred fifty thousand (350,000) shares of Common Stock shall be available for the granting of Restricted Stock under the Plan;

(e) No more than three hundred fifty thousand (350,000) shares of Common Stock shall be available for the granting of Stock Appreciation Rights under the Plan;

Each limit in the preceding sentence shall be subject to adjustment in accordance with Section 9.2.

2.6 Amendments and Termination. The Plan may be suspended, terminated, or reinstated, in whole or in part, at any time by the Committee, subject to the approval of a majority of the Independent Directors. The Committee, subject to the approval of a majority of the Independent Directors, may from time to time make such amendments to the Plan as it may deem advisable, and/or may amend any outstanding Award at any time (including an amendment that applies to a Participant who has incurred a Termination of Service); provided, however, that, without the approval of the Company’s shareholders, no amendment shall be made which:

(a) Increases the maximum number of shares of Common Stock which may be subject to Incentive Stock Options granted under the Plan (other than as provided in Section 9.2);

(b) Materially modifies the requirements as to eligibility for participation in the Plan with respect to Incentive Stock Options;

(c) To the extent compliance with Code Section 162(m) is desired, modifies the Plan in a manner that would cause any Award to fail to meet the requirements to be treated under Code Section 162(m) as “performance-based compensation”

(d) Requires shareholder approval under the rules of the exchange or market on which the Common Stock is listed or traded; or

(e) Reduces the exercise price of, or otherwise reprices, an Award.

No amendment, suspension or termination of the Plan or amendment of an outstanding Award shall affect the Participant’s rights under an outstanding Award or cause the modification (within the meaning of Code Section 424(h)) of any Award, without the consent of the Participant affected thereby. The foregoing limitation on amendments, suspension and termination shall not apply to any amendment, suspension or termination (i) pursuant to Section 9.2, or (ii) that the Committee and a majority of the Independent Directors determine is necessary or appropriate to avoid the additional tax under Code Section 409A(a)(1)(B).

2.7 Participants and Grants. The Committee may recommend the grant of one or more Awards to Non-employee Directors, Consultants and Employees, which grants shall be subject to in all respects to the approval of a majority of the Independent Directors. In determining the number of shares of Common Stock subject to an Equity Award and the number of Performance Incentive Units to be granted to an Employee, the Committee (and the Independent Directors) shall consider the Employee’s base salary, his or her expected contribution to the long-term performance of the Company, and such other relevant facts as the Committee (and the Independent Directors) shall deem appropriate. More than one Award may be granted to any Employee, Non-employee Director or Consultant, and terms and conditions of Awards and types of Awards need not be consistent from Participant to Participant.

3. STOCK OPTIONS

3.1 General. Each Stock Option granted under the Plan to an Employee, Non-employee Director or Consultant shall be granted by the Committee, subject in all cases, however, to the approval of a majority of the Independent Directors. The granting of any such Stock Option, including the terms thereof in accordance with Sections 3.2 to 3.7, shall be evidenced by an agreement which shall state the number of shares of Common Stock which may be purchased upon the exercise thereof and shall contain such investment representations and other terms and conditions as the Committee and a majority of the Independent Directors may from time to time determine that are not inconsistent with the terms of the Plan, Code Section 409A and, for Incentive Stock Options, Code Section 422.

3.2 Price. Subject to the provisions of Section 3.6(d), the purchase price per share of Common Stock subject to a Stock Option shall not be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the date the Stock Option is granted.

3.3 Period. The duration or term of each Stock Option granted under the Plan shall be for such period as the Committee and a majority of the Independent Directors shall determine but in no event more than ten (10) years from the date of grant thereof.

3.4 Exercise. A Stock Option shall be exercisable in such installments, upon fulfillment of such conditions (such as performance-based requirements), or on such dates as the Committee may specify. Once exercisable, a Stock Option shall be exercisable, in whole or in part, by delivery of a notice of exercise to the Secretary or Assistant Secretary of the Company at the principal office of the Company or to the Company’s designated administrator specifying the number of shares of Common Stock as to which the Stock Option is then being exercised together with payment of the full purchase price for the shares being purchased upon such exercise. Until the shares of Common Stock as to which a Stock Option is exercised are paid for in full and issued, the Participant shall have none of the rights of a shareholder of the Company with respect to such Common Stock.

3.5 Payment. The Committee, subject to the approval of a majority of the Independent Directors, shall determine from the alternatives set forth in subsections (a) through (d) the methods by which the exercise price may be paid.

(a) In United States dollars in cash, or by check, bank draft, or money order payable in United States dollars to the order of the Company;

(b) By the delivery by the Participant to the Company of whole shares of Common Stock having an aggregate Fair Market Value on the date of exercise equal to the aggregate of the purchase price of Common Stock as to which the Stock Option is then being exercised or by the withholding of whole shares of Common Stock having such Fair Market Value upon the exercise of such Stock Option;

(c) In United States dollars in cash, or by check, bank draft, or money order payable in United States dollars to the order of the Company delivered to the Company by a broker in exchange for its receipt of stock certificates from the Company in accordance with instructions of the Participant to the broker pursuant to which the broker is required to deliver to the Company the amount required to pay the purchase price; or

(d) By a combination of any number of the foregoing.

The Committee may impose limitations, conditions, and prohibitions on the use by a Participant of shares of Common Stock to pay the purchase price payable by such Participant upon the exercise of a Stock Option, subject to the approval of such limitations, conditions, and prohibitions by a majority of the Independent Directors.

3.6 Special Rules for Incentive Stock Options. Notwithstanding any other provision of the Plan, the following provisions shall apply to Incentive Stock Options granted under the Plan:

(a) Incentive Stock Options shall only be granted to Participants who are United States based Employees.

(b) To the extent that the aggregate Fair Market Value (as of the date of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under this Plan and under any other plan of the Company or a Subsidiary under which “incentive stock options” (as that term is defined in Code Section 422) are granted exceeds $100,000, such Stock Options shall be treated as Non-Qualified Stock Options.

(c) Any Participant who disposes of shares of Common Stock acquired upon the exercise of an Incentive Stock Option by sale or exchange either within two (2) years after the date of the grant of the Incentive Stock Option under which the shares were acquired or within one (1) year of the acquisition of such shares, shall promptly notify the Assistant Secretary of the Company at the principal office of the Company of such disposition, the amount realized, the purchase price per share paid upon exercise, and the date of disposition.

(d) No Incentive Stock Option shall be granted to a Participant who, at the time of the grant, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock either of the Company or any parent or Subsidiary of the Company, unless the purchase price of the shares of Common Stock purchasable upon exercise of such Incentive Stock Option is at least one hundred ten percent (110%) of the Fair Market Value (at the time the Incentive Stock Option is granted) of the Common Stock and the Incentive Stock Option is not exercisable more than five (5) years from the date it is granted.

3.7 Termination of Service.

(a) In the event a Participant incurs a Termination of Service for cause, as determined by the Committee and a majority of the Independent Directors, while a Participant holds Stock Options under the Plan, all Stock Options held by the Participant shall expire thirty (30) days after such Termination of Service for cause.

(b) Except as otherwise provided in subsection (a) or in the agreement evidencing the Participant’s Stock Option, if a Participant, while holding a Stock Option, (i) incurs a Termination of Service because of Total Disability, (ii) dies prior to Termination of Service, or (iii) incurs a Termination of Service for any other reason, then each Stock Option held by the Participant shall be exercisable by the Participant (or, in the case of death, by the executor or administrator of the Participant’s estate or by the person or persons to whom the deceased Participant’s rights thereunder shall have passed by will or by the laws of descent or distribution) until the earlier of (A) its stated expiration date or (B) the date occurring one (1) year after the date of such Termination of Service or death, as the case may be.

(c) The Committee may accelerate the date as of which a Stock Option becomes exercisable, if the Committee in its discretion deems such acceleration to be desirable and a majority of the Independent Directors consent to same.

(d) To the extent a Stock Option held by a Participant is not exercisable at the time of (or as a result of) his or her Termination of Service, such Stock Option shall terminate.

3.8 Effect of Leaves of Absence. It shall not be considered a Termination of Service when a Participant is on military or sick leave or such other type of leave of absence which is considered as continuing intact the relationship of the Participant with the Company or its Subsidiaries. In case of such leave of absence, the relationship shall be continued until the later of the date when such leave equals ninety (90) days, the date when the Participant’s right to reemployment shall no longer be guaranteed either by statute or contract, or the date when the Participant incurs a Termination of Service.

4. STOCK APPRECIATION RIGHTS

4.1 General. Each Stock Appreciation Right granted under the Plan to an Employee, Non-employee Director or Consultant shall be granted by the Committee. The granting of any Stock Appreciation Right, including the terms thereof in accordance with Sections 4.2 to 4.6, shall be subject in all respects to the approval of a majority of a majority of the Independent Directors and shall be evidenced by an agreement which shall state the number of shares of Common Stock with respect to which appreciation shall be measured and shall contain such investment representations and other terms and conditions as the Committee may from time to time determine that are not inconsistent with the provisions of the Plan and Code Section 409A.

4.2 Amount Payable on Exercise. A Stock Appreciation Right entitles the Participant to receive, with respect to each share of Common Stock to which the Stock Appreciation Right is exercised, the excess of the Fair Market Value of the share on the date of exercise over the Fair Market Value of the share on the date the Stock Appreciation Right is granted (the “Spread”). Such excess will be paid in shares of Common Stock (having a Fair Market Value on the date of exercise equal to the Spread).

4.3 Period. The duration or term of each Stock Appreciation Right granted under the Plan shall be for such period as the Committee, subject to the approval of a majority of the Independent Directors, shall determine but in no event more than ten (10) years from the date of grant thereof.

4.4 Exercise. A Stock Appreciation Right shall be exercisable in such installments, upon fulfillment of such conditions (such as performance-based requirements), or on such dates as the Committee, subject to the approval of a majority of the Independent Directors, may specify. Once exercisable, a Stock Appreciation Right shall be exercisable, in whole or in part, by delivery of a notice of exercise to the Secretary or Assistant Secretary of the Company at the principal office of the Company or to its designated administrator specifying the number of shares of Common Stock as to which the Stock Appreciation Right is then being exercised.

4.5 Termination of Service. For purposes of determining the extent to which, and the period during which, a Stock Appreciation Right may be exercised following a Participant’s Termination of Service, Section 3.7 shall be applied by replacing the terms “Stock Option” and “Stock Options” in each place such terms appear in Section 3.7, with the terms “Stock Appreciation Right” and “Stock Appreciation Rights,” respectively.

4.6 Effect of Leaves of Absence. It shall not be considered a Termination of Service when a Participant is on military or sick leave or such other type of leave of absence which is considered as continuing intact the relationship of the Participant with the Company or its Subsidiaries. In case of such leave of absence, the relationship shall be continued until the later of the date when such leave equals ninety (90) days, the date when the Participant’s right to reemployment shall no longer be guaranteed either by statute or contract, or the date when the Participant incurs a Termination of Service.

 5. RESTRICTED STOCK

5.1 Grant. Restricted Stock may be granted by the Committee to an Employee, Non-employee Director or Consultant under this Article for no consideration in the form of an award of Common Stock subject to restrictions. At the time Restricted Stock is granted, the Committee shall determine whether the Restricted Stock is Performance Stock (where the lapse of restrictions is based on Performance Program Targets), or Restricted Stock that is not Performance Stock (where the lapse of restrictions is based on times and/or conditions determined by the Committee). The period beginning on the date of grant and ending on the date the restrictions lapse is the “Restriction Period.” The granting of any Restricted Stock, including the terms thereof in accordance with this Section 5.1 and Sections 5.2 to 5.5, shall be subject in all respects to the approval of a majority of the Independent Directors.

5.2 Restrictions. Except as otherwise provided in this Article, Restricted Stock shall not be sold, exchanged, transferred, pledged, assigned, hypothecated, or otherwise encumbered or disposed of during the Restriction Period.

5.3 Lapse of Restrictions.

(a) Restricted Stock Other Than Performance Stock. With respect to Restricted Stock that is not Performance Stock, the restrictions described in Section 5.2 shall lapse at the earliest of (i) such time or times, and on such conditions, as shall have been specified at the time of grant, (ii) the Participant’s death prior to Termination of Service, (iii) the Participant’s Total Disability prior to Termination of Service, (iv) a Change in Control. The Committee, subject to the approval of a majority of the Independent Directors, may at any time accelerate the time at which the restrictions on all or any part of the shares of Restricted Stock (other than Performance Stock) will lapse.

(b) Performance Stock. With respect to Performance Stock granted to a Participant, the restrictions described in Section 5.2 shall lapse after the end of the relevant Performance Period based on the Performance Program Targets established in accordance with Article 6 and achieved for such Period. As promptly as practicable after the end of the Performance Period, the Committee shall, in accordance with Article 7 and subject to the approval of a majority of the Independent Directors, determine the extent to which the Performance Program Targets have been achieved. Except as provided in Section 8.3, the extent to which such restrictions lapse shall be based solely on the achievement of Performance Program Targets, in accordance with Article 7; the Committee shall not have the discretion to increase the extent to which such restrictions lapse. Except as provided in Section 7.4 and Section 8.3, if a Participant incurs a Termination of Service for any reason prior to the date the Restriction Period would otherwise lapse with respect to Performance Stock, the Participant shall forfeit all Performance Stock granted with respect to such Performance Period. The Restriction Period with respect to Performance Stock shall end on the date the Committee and the Independent Directors make their determination regarding achievement of Performance Program Targets in accordance with Article 7, but only to the extent such targets are achieved.

(c) In General. Upon the lapse of restrictions in accordance with this Section 5.3 with respect to a share of Restricted Stock, the Restriction Period shall end and such share of Common Stock shall cease to be Restricted Stock for purposes of the Plan. Except as provided in Section 7.4 and Article 8, any Restricted Stock with respect to which the Restriction Period has not lapsed at the time of (or as a result of) the Participant’s Termination of Service, shall be forfeited.

5.4 Custody of Shares. The Committee may require under such terms and conditions as it deems appropriate or desirable that the certificates for shares of Restricted Stock be held in custody by a bank or other institution or that the Company may itself hold such certificates in custody until the lapse of restrictions under Section 5.3 and may require additional documents as it deems necessary. The shares of Common Stock that cease to be Restricted Stock under Section 5.3(c) shall be issued promptly after the conclusion of the Restriction Period and the satisfaction of any applicable withholding requirements.

5.5 Shareholder Rights. Each Participant who receives Restricted Stock shall have all of the rights of a shareholder with respect to such shares, subject to the restrictions set forth in Section 5.2, including the right to vote the shares and receive dividends and other distributions. Any shares of Common Stock or other securities of the Company received by a Participant with respect to a share of Restricted Stock, as a stock dividend, or in connection with a stock split or combination, share exchange or other recapitalization, shall have the same status and be subject to the same restrictions as such Restricted Stock.

6. PERFORMANCE INCENTIVE UNITS

6.1 Grants. The Committee may grant Performance Incentive Units to an Employee with respect to a Performance Period. However, no Participant shall receive, under the terms of the Plan, compensation payable in cash attributable to his or her Performance Incentive Units during any one calendar year an amount in excess of the lesser of five (5) times the Participant’s base salary, or five million dollars ($5,000,000). The granting of any Performance Incentive Unit, including the terms thereof in accordance with Sections 6.2 and 6.3, shall be subject in all respects to the approval of a majority of the Independent Directors.

6.2 Stated Value and Change in Performance Targets.

(a) Stated Value. Within the period set forth in Section 7.2, and subject to the approval of a majority of the Independent Directors, the Committee shall establish the value (which shall be expressed in dollars) of Performance Incentive Units (the “Stated Value”) to be granted to a Participant with respect to a Performance Period, and shall fix the percentage, if any, of the Stated Value to be earned upon the achievement of the Performance Program Targets established for the relevant Performance Period. In no event, however, shall the percentage of Stated Value to be earned upon achievement of the maximum Performance Program Target established with respect to a Performance Period exceed 200% of Stated Value fixed for that Performance Period.

(b) Change in Performance Targets. If the Committee determines that an unforeseen change during a Performance Period in the Company’s business operations, corporate structure, capital structure, or manner in which it conducts business is significant, nonrecurring and material and that the Performance Program Targets established for the Performance Period are no longer suitable, the Committee may, but only with the approval of a majority of the Independent Directors, modify the Performance Program Targets as it deems appropriate and equitable; provided, however, that no such modification shall increase the Performance Program Targets in effect for any Performance Period (i.e., establish a target that is more difficult to achieve than the original Performance Program Target); and provided, further, that no such modification shall be made that would cause the benefits payable to a Covered Employee with respect to such Performance Program Target to fail to qualify as “performance-based compensation” for purposes of Code Section 162(m).

6.3 Payment. As promptly as practicable after the end of each Performance Period, the Committee shall determine, subject to completion of any necessary audits and the approval of a majority of the Independent Directors, its determination of the earned percentage of Stated Value of the Performance Incentive Units granted with respect to such completed Performance Period. The Company shall, on the Short-Term Deferral Date, pay to each Participant holding Performance Incentive Units granted with respect to such completed Performance Period, for each such Performance Incentive Unit held by him or her, an amount equal to the product obtained by multiplying Stated Value by the earned percentage of Stated Value; provided, however, that except as provided in Section 7.4 and Section 8.3, no amounts shall be due or payable with respect to any Performance Incentive Units if the Participant to whom such Performance Incentive Units have been granted incurs a Termination of Service for any reason prior to the date the payment would otherwise be made with respect to such Performance Incentive Units.

7. COMMON RULES FOR PERFORMANCE AWARDS

7.1 In General. Notwithstanding any provision of the Plan to the contrary, this Article 7 shall apply to Performance Awards. This Article 7 is intended to ensure that Performance Awards granted to any Participant who is a Covered Employee shall qualify as “performance-based compensation” for purposes of Code Section 162(m). All discretionary actions taken under the Plan with respect to such Performance Awards shall be exercised by the Committee, subject at all times to the approval of a majority of the Independent Directors.

7.2 Committee Determinations. With respect to Performance Awards, the Committee shall determine and make a recommendation to the Independent Directors:

(a) The Employee to whom the Award shall be granted;

(b) The type of Award to be granted;

(c) The Performance Period applicable to the Award;

(d) The Performance Program Target(s) applicable to the Award; and

(e) Other terms and conditions of the Award consistent with the terms of the Plan.

All such determinations shall be made within the first ninety (90) days of the Performance Period or, if shorter, within the first 25% of such Performance Period, provided in either case that the outcome is substantially uncertain when the Performance Program Targets are established. Each of the above determinations shall be made by the Committee, subject to the approval of a majority of the Independent Directors, without any requirement for consistency among, for example, (i) the types of Awards granted to Participants, and (ii) the Performance Periods or Performance Program Targets applicable to Participants or to different types of Awards.

7.3 Performance Program Targets.

(a) The Performance Program Targets shall provide an objective method for determining whether the Performance Program Targets have been achieved, and an objective method for computing the amount to be paid, or the number of shares of Common Stock which shall vest or be distributed, to the Participant based on the attainment of one or more goals included in the Performance Program Targets.

(b) Performance Program Targets shall be based upon one or more of the following business criteria (which may be determined for these purposes by reference to (i) the Company as a whole, (ii) any of the Company’s subsidiaries, operating divisions, regional business units or other operating units, or (iii) any combination thereof): profit before taxes, stock price, market share, gross revenue, net revenue, pre-tax income, operating income, cash flow, earnings per share, return on equity, return on invested capital or assets, cost reductions and savings, return on revenues or productivity, or any other business criteria the Committee deems appropriate that are approved by a majority of the Independent Directors, which may be modified at the discretion of the Committee to take into account significant nonrecurring items or which may be adjusted to reflect such costs or expense as the Committee deems appropriate, provided that any modifications are approved by majority of the Independent Directors; provided, however, that with respect to Performance Awards granted to a Covered Employee, any such modification or adjustment shall be established not later than the end of the period stated in Section 7.2. Performance Program Targets may also be based upon a Participant’s attainment of personal objectives with respect to any of the foregoing business criteria or implementing policies and plans, negotiating transactions and sales, developing long-term business goals or exercising managerial responsibility, or any other criteria the Committee deems appropriate that are approved by majority of the Independent Directors; provided, however, that with respect to a Covered Employee, such objectives and criteria are consistent with the goal of providing for deductibility under Code Section 162(m).

(c) Measurements of actual performance against the Performance Program Targets shall be objectively determinable and shall, to the extent applicable, be determined according to generally accepted accounting principles as in existence on the date on which the Performance Program Targets are established and, without regard to any changes in such principles after such date, except where the Committee has specified that such changes shall be taken into account and, with respect to Covered Employees, such specification is made not later than the end of the period set forth in Section 7.2. The Committee may provide for appropriate adjustments to any business criteria used in connection with measuring attainment of Performance Program Targets to take into account fluctuations in exchange rates, where relevant, provided that the adjustments are approved by the Independent Directors.

7.4 Termination of Service Prior to End of Restriction Period, Vesting or Payment Date.

(a) Employment Requirement. Except as provided in Section 8.3, no Performance Award shall be payable under the Plan to any Participant who incurs a Termination of Service prior to the date the Restriction Period ends (with respect to Performance Stock), or the date the Performance Period ends (with respect to Performance Incentive Units) unless the Participant incurs a Termination of Service prior to such date, but after one-half of the Performance Period has elapsed, on account of his or her death or Total Disability, or after attainment of his or her “normal retirement age” or “early retirement age” as such terms are defined in the Aceto Corporation 401(k) Plan, or under such other circumstances as the Committee shall determine and the Independent Directors shall approve; except as provided in Section 8.3, if a Participant incurs a Termination of Service prior to the date the Restriction Period ends (with respect to Performance Stock), the date of vesting (with respect to Performance Stock Units), or the date the payment would otherwise be made (with respect to Performance Incentive Units) under any circumstances other than those described above, the Performance Award shall be forfeited on the date of such Termination of Service.

(b) Proration of Performance Award.

(i) If a Participant is on a leave of absence during a Performance Period, the Participant’s Performance Award shall be prorated based on active service during the Performance Period, except as provided in Section 8.3.

(ii) If a Participant incurs a Termination of Service under the circumstances set forth in Section 7.4(a), any Performance Award payable shall be prorated based on active service during the Performance Period, except as provided in Section 8.3.

7.5 Conditions to Payment or Vesting. No Participant may receive any payment (of unrestricted Common Stock or cash) with respect to a Performance Award unless and until (A) the Plan is approved by the Company’s shareholders, and (B) except as provided in Section 8.3, the Committee has certified in writing that the Performance Program Target or Targets for a Performance Period have been achieved and the Independent Directors have approved the Performance Program Target or Targets set by the Committee.

8. CHANGE IN CONTROL

8.1 Stock Options and Stock Appreciation Rights. Upon the occurrence of a Change in Control, all Stock Options and Stock Appreciation Rights granted and outstanding under the Plan to such Participant shall become immediately exercisable in full regardless of any terms of such an Award to the contrary; provided, however, that the extent to which a Stock Option or Stock Appreciation Right is exercisable shall not be increased under this Section if the Participant incurred a Termination of Service before the Change in Control.

8.2 Restricted Stock other than Performance Stock. Upon the occurrence of a Change in Control, the restrictions described in Section 5.2 shall lapse with respect to all Restricted Stock other than Performance Stock outstanding on the date of the Change in Control; provided, however, that this section shall not apply to a participant who incurred a Termination of Service before the Change in Control.

8.3 Performance Awards.

(a) In General. This Section 8.3 shall apply in the case of a Performance Award to a Participant who is an Employee, Non-employee Director or Consultant on the day before the Change in Control.

(b) Performance Stock. Notwithstanding any provision of the Plan to the contrary, in the event of a Change in Control, (i) with respect to Performance Stock that is (A) held by a Participant described in subsection (a), and (B) relates to a Performance Period that ended before the date of the Change in Control, the restrictions described in Section 5.2 shall lapse on the date of such Change in Control based on achievement during the applicable Performance Period, and (ii) the Company (or any successor thereto as a result of the Change in Control) shall pay (in cash or unrestricted Common Stock) to each Participant described in subsection (a) (or his or her beneficiary) the pro rata portion of the Participant’s Performance Stock with respect to any Performance Period in which such Change in Control occurs, such payment to be made on as soon as practicable, but in no event later than the 15th day of the third month following such Change in Control. The pro rata portion shall be calculated on the fractional portion (the numerator of the fraction being the number of days between the first day of the applicable Performance Period and the date of such Change in Control, and the denominator being the total number of days in the applicable Performance Period) of the Performance Stock for which the restrictions described in Section 5.2 would have lapsed had the Change in Control not occurred, and the target level of performance been achieved for the applicable Performance Period.

(c) Performance Incentive Units. Notwithstanding any provision of the Plan to the contrary, this subsection (c) shall apply in the event of a Change in Control; provided, however, that in the event any payment under this subsection (c) on account of a Change in Control would not qualify as a short-term deferral (within the meaning of regulations under Code Section 409A), this subsection (c) shall apply to such payment only in the event such Change in Control is also a change in control within the meaning of regulations issued under Code Section 409A:

(i) Performance Incentive Units that are (A) held by a Participant described in subsection (a), and (B) relate to a Performance Period that ended before the date of the Change in Control, shall be paid to such Participant on the date of such Change in Control, based on achievement during the applicable Performance Period; and

(ii) The Company (or any successor thereto as a result of the Change in Control) shall pay to each Participant described in subsection (a) (or his or her beneficiary) the pro rata portion of the Participant’s Performance Incentive Units (in cash) with respect to any Performance Period in which such Change in Control occurs, such payment to be made on the as soon as practicable, but in no event later than the 15th day of the third month following such Change in Control. The pro rata portion shall be calculated on the fractional portion (the numerator of the fraction being the number of days between the first day of the applicable Performance Period and the date of such Change in Control, and the denominator being the total number of days in the applicable Performance Period) of the amount that would have been payable had the Change in Control not occurred, and the target level of performance been achieved for the applicable Performance Period.

9. MISCELLANEOUS PROVISIONS

9.1 Agreement. Each Equity Award granted under the Plan shall be evidenced by an agreement between the Company and the Participant which shall set forth the number of shares of Common Stock subject to the Equity Award, and such terms and conditions of the Equity Award as the Committee may determine that are not inconsistent with the terms of the Plan, Code Section 409A and, for Incentive Stock Options, Code Section 422, subject in all respects to the approval of a majority of the Independent Directors.

9.2 Adjustments Upon Changes in Capitalization. In the event of changes to the outstanding shares of Common Stock of the Company through reorganization, merger, consolidation, recapitalization, reclassification, stock splits, stock dividend, spin-off, stock consolidation or otherwise, or in the event of a sale of all or substantially all of the assets of the Company, an appropriate and proportionate adjustment shall be made in the number and kind of shares as to which Awards may be granted. A corresponding adjustment changing the number and kind of shares issuable upon exercise or vesting of outstanding Stock Options, Stock Appreciation Rights and/or Restricted Stock Units (as well as the exercise price of outstanding Stock Options and the amount over which appreciation of outstanding Stock Appreciation Rights is measured) shall likewise be made. Notwithstanding the foregoing, in the case of a reorganization, merger or consolidation, or sale of all or substantially all of the assets of the Company, in lieu of adjustments as aforesaid, the Committee, subject to the approval of a majority of the Independent Directors, may in its discretion accelerate the date after which a Stock Option or Stock Appreciation Right may or may not be exercised or the stated expiration date thereof and may accelerate the termination date of any Award or Performance Period then in effect; provided, however, that not fewer than seven (7) days’ advance notice shall be provided to each Participant whose Award is to be so terminated. Subject to the approval of a majority of the Independent Directors, adjustments or changes under this Section shall be made by the Committee, which determination, as so approved, as to what adjustments or changes shall be made, and the extent thereof, shall be final, binding, and conclusive; provided, however, that no such adjustment or change shall cause the modification (within the meaning of Section 409A of the Code) of an outstanding Stock Option or Stock Appreciation Right.

9.3 Non-Transferability. No Incentive Stock Option, Restricted Stock, or Performance Incentive Unit shall be assignable or transferable by the Participant except by will or the laws of descent and distribution. No Incentive Stock Option shall be exercisable during the Participant’s lifetime by any person other than the Participant or his or her guardian or legal representative. Except as provided in the agreement evidencing a Participant’s Award, such limits on assignment, transfer and exercise shall also apply to Non-Qualified Stock Options and Stock Appreciation Rights.

9.4 Withholding. The Company’s obligations in connection with this Plan shall be subject to applicable Federal, state, and local tax withholding requirements. If the Participant shall either fail to pay, or make arrangements satisfactory to the Committee and the Independent Directors for the payment, to the Company of all such Federal, state, and local taxes required to be withheld by the Company, then the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to such Participant an amount equal to any Federal, state, or local taxes of any kind required to be withheld by the Company. The amount of this withholding shall not exceed the minimum tax withholding.

9.5 Compliance with Law and Approval of Regulatory Bodies. No Stock Option or Stock Appreciation Right shall be exercisable and no shares will be delivered under the Plan except in compliance with all applicable Federal and state laws and regulations including, without limitation, compliance with all Federal and state securities laws and withholding tax requirements and with the rules of The Nasdaq Stock Market and of all domestic stock exchanges on which the Common Stock may be listed. Any share certificate issued to evidence shares for which a Stock Option or Stock Appreciation Right is exercised or for which an Award has been granted may bear legends and statements that the Committee, upon the advice of counsel, shall deem advisable to assure compliance with Federal and state laws and regulations. No Stock Option or Stock Appreciation Right shall be exercisable and no shares will be delivered under the Plan, until the Company has obtained consent or approval from regulatory bodies, Federal or state, having jurisdiction over such matters. In the case of a payment (in cash or Common Stock) with respect to an Award to a person or estate acquiring the right to payment as a result of the death of the Participant, the Committee and/or the Independent Directors may require reasonable evidence as to the ownership of the Award and may require consents and releases of taxing authorities that it may deem advisable.

9.6 No Right to Employment. Neither the adoption of the Plan nor its operation, nor any document describing or referring to the Plan, or any part thereof, nor the granting of any Award shall confer upon any Participant under the Plan any right to continue in the employ of the Company or any Subsidiary, or shall in any way affect the right and power of the Company to terminate the employment of any Participant at any time with or without assigning a reason therefor, to the same extent as might have been done if the Plan had not been adopted.

9.7 Exclusion from Pension Computations. By acceptance of a grant of an Award under the Plan, the recipient shall be deemed to agree that any income realized upon the receipt, exercise, or vesting thereof or upon the disposition of the shares received upon exercise will not be taken into account as “base remuneration,” “wages,” “salary,” or “compensation” in determining the amount of any contribution to or payment or any other benefit under any pension, retirement, incentive, profit-sharing, or deferred compensation plan of the Company, except to the extent any such amount is taken into consideration under the express terms of any such plan.

9.8 Interpretation of the Plan. Headings are given to the Articles and Sections of the Plan solely as a convenience to facilitate reference. Such headings, numbering, and paragraphing shall not in any case be deemed in any way material or relevant to the construction of the Plan or any provision hereof. The use of the masculine gender shall also include within its meaning the feminine. The use of the singular shall also include within its meaning the plural and vice versa.

9.9 Use of Proceeds. Funds received by the Company upon the exercise of Stock Options granted under the Plan shall be used for the general corporate purposes of the Company.

9.10 Construction of Plan. The place of administration of the Plan shall be in the State of New York, and the validity, construction, interpretation, administration, and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of the State of New York (without reference to principles of conflicts of laws) to the extent Federal law is not applicable.

9.11 Successors. The provisions of the Plan shall bind and inure to the benefit of the Company and its successors and assigns. The term “successors” as used herein shall include any corporate or other business entity which shall, whether by merger, consolidation, share exchange, purchase or otherwise, acquire all or substantially all of the business and assets of the Company.

9.12 Unfunded Plan. Except as provided in Article 5, the Plan shall be unfunded and the Company shall not be required to segregate any assets that may at any time be represented by Awards under the Plan. Any liability of the Company to any person with respect to any Award under this Plan shall be based solely upon any contractual obligations that may be created pursuant to the Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

9.13 No Warranty of Tax Effect. Except as may be contained in any Award Agreement, no opinion shall be deemed to be expressed or warranties made as to the effect of foreign, federal, state or local tax on any awards.

ACETO CORPORATION

SPECIAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned, revoking all previous proxies, hereby constitutes and appoints Leonard S. Schwartz and Douglas Roth, and each of them, proxies with full power of substitution to vote for the undersigned all shares of Common Stock of Aceto Corporation which the undersigned would be entitled to vote if personally present at the Special Meeting of Shareholders to be held on April 30, 2007 at the Company’s offices, One Hollow Lane, Suite 201, Lake Success, New York 11042, at 10:00 a.m., Eastern Standard Time, and at any adjournment thereof, upon the proposal described in the accompanying Proxy Statement and upon any other business that may properly come before the meeting or any adjournment thereof. Said proxies are directed to vote or refrain from voting as checked on the reverse side upon the matters listed on the reverse side, and otherwise in their discretion.

PLEASE INDICATE HOW YOUR SHARES ARE TO BE VOTED. IF NO SPECIFIC VOTING INSTRUCTIONS ARE GIVEN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR APPROVAL OF THE 2007 LONG-TERM PERFORMANCE INCENTIVE PLAN.”

ACETO CORPORATION

P.O. BOX 11199

NEW YORK, N.Y. 10203-0199

(1)	Approval of the Company’s 2007 Long-Term Performance Incentive Plan.

FOR: ____	AGAINST: ____	ABSTAIN: ____

(2)	In their discretion with respect to such other business as may properly come before the meeting or any adjournment thereof.

Change of Address Mark Here

(Please sign, date and return this proxy in the enclosed postage prepaid envelope.)

NOTE: Please sign exactly as your name appears on this proxy. If shares are held jointly, each joint owner should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Proxies executed by a corporation should be signed with the full corporate name by a duly authorized officer.

_____________	___________________________________	___________________________________
Date	Share Owner sign here	Co-Owner sign here